UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	1-12994	52-1802283
Delaware	000-50694	52-1873369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5425 Wisconsin Avenue, Suite 500 Chevy Chase, MD	20815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement

On February 16, 2007, The Mills Corporation (“Mills”) and The Mills Limited Partnership (“Mills LP”) executed an Agreement and Plan of Merger, dated as of February 12, 2007 (the “Merger Agreement”), with SPG-FCM Ventures, LLC (the “Simon/Farallon Joint Venture”), SPG-FCM Acquisition Inc. (“Merger Sub”), and SPG-FCM Acquisition, L.P. (“Merger LP”). The Simon/Farallon Joint Venture is an entity owned jointly by Simon Property Group, Inc. (“SPG”) and funds managed by Farallon Capital Management, L.L.C. (“Farallon”).

Under the terms of the Merger Agreement, the Simon/Farallon Joint Venture will acquire Mills through a tender offer, at a price of $25.25 in cash per share (the “Offer Price”), for all outstanding shares of Mills common stock. The tender offer will be followed by a merger of Merger Sub with and into Mills, in which all common shares not acquired in the tender offer will be converted into the right to receive the Offer Price. Completion of the tender offer will be subject to the valid tender of a number of shares of Mills common stock that, when added together with any shares of Mills common stock already owned by SPG, Farallon and their respective controlled subsidiaries, represents a majority of the outstanding shares of Mills common stock, on a fully diluted basis. Completion of the tender offer is also subject to other customary conditions, including the absence of injunctions or illegality, receipt of a tax opinion, and the absence of a material adverse effect on Mills. Holders of shares of preferred stock of Mills will receive cash in an amount equal to the liquidation preference of their shares following the completion of the merger.

Holders of common units of Mills LP will receive the Offer Price per unit in cash at the completion of the merger, and Merger LP will merge into Mills LP. Certain eligible Mills LP unitholders will have the option to exchange their Mills LP units for limited partnership units of Simon Property Group, L.P. (“Simon OP”) based upon a fixed exchange ratio of 0.211 Simon OP units for each unit of Mills LP. If offering this election would reasonably be expected to delay the closing of the merger, then these eligible holders will instead receive a preferred limited partnership unit in Mills LP, which will carry only the right to elect the cash Offer Price or the Simon OP units offered to holders in the merger.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Mills, Mills LP or the Simon/Farallon Joint Venture. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Mills and Mills LP to the Simon/Farallon Joint Venture in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Mills and Mills LP, on the one hand, and the Simon/Farallon Joint Venture, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Mills, Mills LP or the Simon/Farallon Joint Venture.

In connection with the Merger Agreement, Simon OP and Farallon entered into equity commitment letters, dated as of February 12, 2007 (the “Equity Commitments”), with the

Simon/Farallon Joint Venture. The Equity Commitments provide that each of Simon OP and Farallon will provide $650 million in equity financing to the Simon/Farallon Joint Venture immediately prior to the closing of the tender offer (or, if earlier, the closing of the merger). If additional funds are required to complete the tender offer or the merger, Simon OP has agreed to provide those funds to the Simon/Farallon Joint Venture in the form of debt financing. The foregoing description of the Equity Commitments is qualified in its entirety by reference to the text of the Equity Commitments, which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

On February 16, 2007, in connection with the execution of the Merger Agreement, Mills, Mills LP and certain subsidiaries of Mills entered into a Credit and Guaranty Agreement (the “New Credit Agreement”) with Simon OP as Administrative Agent (the “Administrative Agent”) and Collateral Agent.

The New Credit Agreement provides a senior secured term loan in a principal amount of approximately $1,188 million (the “Term Loan”) and a revolving loan facility to Mills LP in an aggregate principal amount not to exceed approximately $365 million (the “Revolving Facility,” and together with the Term Loan the “Credit Facilities”). The proceeds of the Credit Facilities were used to repay amounts due under the Restated Credit and Guaranty Agreement, dated as of January 17, 2007 (the “Brookfield Credit Agreement”), between Mills, Mills LP, and Brookfield Asset Management Inc. (“Brookfield”) and to pay certain fees due upon the termination of the Brookfield Credit Agreement, and will be used to provide for working capital requirements and general corporate purposes of Mills LP and its subsidiaries in accordance with an approved budget. To the extent permitted by existing contractual obligations, the Credit Facilities are or will be secured by substantially all of the assets of Mills LP, as well as all equity interests owned by Mills, Mills LP and certain of their subsidiaries in material operating properties. Subject to certain exceptions, the Credit Facilities are or will be guaranteed by all material subsidiaries of Mills and Mills LP that are permitted to do so in accordance with existing contractual obligations.

The Credit Facilities will have a maturity of February 16, 2008, which date may be extended if the termination date of the Merger Agreement is similarly extended.

The Credit Facilities will bear interest at LIBOR plus 270 basis points, with the underlying LIBOR rate being reset monthly. If the Merger Agreement is terminated, other than for a breach of the Merger Agreement by the Simon/Farallon Joint Venture, the Credit Facilities will thereafter bear interest at LIBOR plus 575 basis points. In connection with the entry into the New Credit Agreement, Mills and Mills LP agreed to pay a fee to Simon OP of approximately $23 million, 66% of which was paid upon entry into the New Credit Agreement, and the balance of which is payable upon the earlier of (a) August 16, 2007, (b) the effective time of the merger and (c) the date on which the Merger Agreement is terminated and all outstanding loans under the New Credit Agreement are repaid in full.

As was the case under the Brookfield Credit Agreement, the New Credit Agreement requires compliance, within certain variances, with an agreed budget. The New Credit Agreement generally contains covenants, mandatory prepayment requirements and events of default similar to those that were set forth in the Brookfield Credit Agreement. In the case of any event of default that occurs while the Merger Agreement is in effect (and prior to 60 days after the effective time of the merger), the lenders under the New Credit Agreement are prohibited from exercising default remedies unless the event of default in question is attributable to a payment default, a bankruptcy event, an acceleration of certain other material indebtedness, or a willful and intentional breach of the New Credit Agreement. As was the case under the Brookfield Credit Agreement, the applicable interest rate under the New Credit Agreement is increased by 3% following the occurrence of any event of default.

The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Other Agreements

In connection with the Merger Agreement, Mills also entered into the following agreements:

•

a letter agreement, dated as of February 12, 2007 (the “Simon OP Rollover Letter”), with Simon OP, pursuant to which Simon OP agreed to issue the Simon OP units that may be required to effect the rollover election in the merger;

•

a letter agreement, dated as of February 12, 2007 (the “Farallon Lockup Letter”), with Farallon, pursuant to which Farallon agreed not to dispose of any shares of Mills common stock prior to the earlier of the completion of the tender offer and the termination of the Merger Agreement, subject to certain exceptions; and

•

a Short Form Option Agreement, dated as of February 12, 2007 (the “Option Agreement”), with the Simon/Farallon Joint Venture and Merger Sub, providing an option (the “Option”) to acquire up to 43,114,769 shares of common stock, par value $0.01 per share, of Mills (or such lesser number of shares as are authorized but not outstanding at the time of exercise of the Option), for a price equal to the Offer Price, payable in the form of (i) $0.01 per optioned share and (ii) a promissory note from the Simon/Farallon Joint Venture for the Offer Price less $0.01 per optioned share. The Option may be exercised at any time within six business days after the later of (i) the first date of acceptance of shares pursuant to the tender offer provided in the Merger Agreement and (ii) the expiration of any “subsequent offering period” in such tender offer. However, the Option may only be exercises if, and for a number of shares so that, after the exercise of the Option, the Simon/Farallon Joint Venture shall own at least 90% of the outstanding shares of common stock of Mills.

The foregoing descriptions of the Simon OP Rollover Letter, the Farallon Lockup Letter, and the Option Agreement are qualified in their entirety by reference to the text of those agreements, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Brookfield Merger Agreement

In connection with entering into the Merger Agreement, Mills terminated the Agreement and Plan of Merger, dated as of January 17, 2007 (the “Brookfield Merger Agreement”), by and among Mills, Mills LP, and Brookfield. In connection with this termination, Mills paid Brookfield a break-up fee of $40 million and expenses totaling $25 million.

Brookfield Credit Agreement

Upon entering into the New Credit Agreement, Mills terminated the Brookfield Credit Agreement on February 16, 2007. In connection with this termination, Mills repaid all amounts borrowed under the Brookfield Credit Agreement or otherwise owing thereunder, and paid Brookfield back-end fees of approximately $15.3 million. The information included in Item 1.01 is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a registrant

The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The information included in Item 1.01 regarding the Option Agreement and the Option is incorporated into this Item 3.02 by reference. The Option was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders

The information required by this Item 3.03 is included in Items 1.01 and 3.02 and incorporated herein by reference.

Item 8.01.	Other Events.

On February 16, 2007, Mills, SPG and Farallon issued a joint press release announcing that they had entered into the Merger Agreement. The full text of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on February 16, 2007, Mills issued an email to its employees announcing that it had entered into the Merger Agreement. The full text of the email is filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 12, 2007, by and among SPG-FCM Ventures, LLC, SPG-FCM Acquisition, Inc., SPG-FCM Acquisition, L.P., The Mills Corporation, and The Mills Limited Partnership*

10.1	Credit and Guaranty Agreement, dated as of February 16, 2007, by and among The Mills Limited Partnership, as Borrower, The Mills Corporation, as Parent, certain of its subsidiaries, as Guarantors, the Lenders party thereto, and Simon Property Group, L.P., as Administrative Agent and Collateral Agent*

10.2	Letter Agreement re: Simon Property Group, L.P. OP Units, dated as of February 12, 2007, from Simon Property Group, L.P. to The Mills Corporation

Exhibit No.	Description

10.3	Letter Agreement re: Farallon Funds Lock-Up, dated as of February 12, 2007, from Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and Tinicum Partners, L.P., to The Mills Corporation

10.4	Short Form Merger Option Agreement, dated as of February 12, 2007, among The Mills Corporation, SPG-FCM Ventures, LLC, and SPG-FCM Acquisition, Inc*

99.1	Letter Agreement re: Equity Commitment, dated as of February 12, 2007, from Simon Property Group, L.P. to SPG-FCM Ventures, LLC

99.2	Letter Agreement re: Equity Commitment, dated as of February 12, 2007, from Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and Tinicum Partners, L.P., to SPG-FCM Ventures, LLC

99.3	Press Release issued jointly by The Mills Corporation, Simon Property Group, Inc., and Farallon Capital Management, L.L.C., on February 16, 2007

99.4	Email to employees of The Mills Corporation from Mark Ordan, dated February 16, 2007

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants hereby undertake to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

IMPORTANT NOTICE:

Mills will file a solicitation/recommendation statement with the U.S. Securities and Exchange Commission (or the SEC) in connection with the tender offer by the Simon/Farallon Joint Venture, and, if required, will file a proxy statement or information statement with the SEC in connection with the second-step merger following the tender offer. Stockholders are strongly advised to read these documents if and when they become available because they will contain important information about the tender offer and the proposed merger. Stockholders would be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement or information statement as well as other filings containing information about Mills, the tender offer and the merger, if and when available, without charge, at the SEC’s Internet site (www.sec.gov). In addition, copies of the solicitation/recommendation statement, the proxy statement or information statement and other filings containing information about Mills, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to The Mills Corporation, Attention: Investor Relations, 5425 Wisconsin Avenue, Suite 500, Chevy Chase, Maryland 20815, by phone at (301) 968-8367, or on The Mills’ Internet site at www.themills.com.

Forward-Looking Statements

This release contains forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the expected timing of the completion and financial benefits of the tender offer and the merger. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

Date: February 16, 2007	By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Executive Vice President and Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

	By:	The Mills Corporation, its General Partner

Date: February 16, 2007	By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 12, 2007, by and among SPG-FCM Ventures, LLC, SPG-FCM Acquisition, Inc., SPG-FCM Acquisition, L.P., The Mills Corporation, and The Mills Limited Partnership*

10.1	Credit and Guaranty Agreement, dated as of February 16, 2007, by and among The Mills Limited Partnership, as Borrower, The Mills Corporation, as Parent, certain of its subsidiaries, as Guarantors, the Lenders party thereto, and Simon Property Group, L.P., as Administrative Agent and Collateral Agent*

10.2	Letter Agreement re: Simon Property Group, L.P. OP Units, dated as of February 12, 2007, from Simon Property Group, L.P. to The Mills Corporation

10.3	Letter Agreement re: Farallon Funds Lock-Up, dated as of February 12, 2007, from Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and Tinicum Partners, L.P., to The Mills Corporation

10.4	Short Form Merger Option Agreement, dated as of February 12, 2007, among The Mills Corporation, SPG-FCM Ventures, LLC, and SPG-FCM Acquisition, Inc.*

99.1	Letter Agreement re: Equity Commitment, dated as of February 12, 2007, from Simon Property Group, L.P. to SPG-FCM Ventures, LLC

99.2	Letter Agreement re: Equity Commitment, dated as of February 12, 2007, from Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and Tinicum Partners, L.P., to SPG-FCM Ventures, LLC

99.3	Press Release issued jointly by The Mills Corporation, Simon Property Group, Inc., and Farallon Capital Management, L.L.C., on February 16, 2007

99.4	Email to employees of The Mills Corporation from Mark Ordan, dated February 16, 2007

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants hereby undertake to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.